UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2024

CETUS CAPITAL ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-41609	88-2718139
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Floor 3, No. 6, Lane 99

Zhengda Second Street Wenshan District

Taipei, Taiwan, 11602

(Address of principal executive offices, including zip code)

+886 920518827

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock, one Warrant and one Right	CETUU	The Nasdaq Stock Market LLC
Class A Common Stock, par value $0.0001 per share, included as part of the Units	CETU	The Nasdaq Stock Market LLC
Warrants included as part of the Units	CETUW	The Nasdaq Stock Market LLC
Rights included as part of the Units	CETUR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 9, 2024, Cetus Capital Acquisition Corp., a Delaware corporation (“CETU” or the “Company”), held a special meeting of stockholders (the “Special Meeting”). At the Special Meeting, a total of 2,551,059 (66.42%) of the Company’s issued and outstanding shares of common stock held of record as of June 11, 2024, the record date for the Special Meeting, were present either in person or by proxy, which constituted a quorum. The Company’s stockholders voted on the following proposals at the Special Meeting, each of which was approved. The final vote tabulation for each proposal is set forth below.

1.	Business Combination Proposal: To consider and vote upon a proposal to approve and adopt that certain Business Combination Agreement (as amended from time to time, the “Business Combination Agreement”, and the transactions contemplated thereby, the “Business Combination”), dated June 20, 2023, by and among the Company, MKD Technology Inc. (“MKD Taiwan”), MKDWELL Limited, Ming-Chia Huang, in his capacity as the representative of the shareholders of MKD Taiwan, and the other parties thereto.

FOR	AGAINST	ABSTAIN

2,458,237	92,822	-0-

2.	Nasdaq Proposal: To consider and vote upon a proposal to approve, for purposes of complying with applicable listing rules of Nasdaq, the issuance of more than 20% of the total issued and outstanding ordinary shares of MKDWELL Tech Inc., a British Virgin Islands business company (“PubCo”), pursuant to the terms of the Business Combination Agreement.

FOR	AGAINST	ABSTAIN

2,458,237	92,822	-0-

3.	Incentive Plan Proposal: To consider and vote upon a proposal to approve the MKDWELL Tech Inc. 2024 Share Incentive Plan in the form attached as Annex C to the proxy statement that was delivered to the stockholders of the Company in connection with the Special Meeting (the “Proxy Statement”).

FOR	AGAINST	ABSTAIN

2,458,237	92,822	-0-

4.	PubCo Charter Proposal: To consider and vote upon a proposal to amend PubCo’s memorandum and articles of association substantially in the form attached as Annex B to the Proxy Statement (the “Proposed PubCo Charter”).

FOR	AGAINST	ABSTAIN

2,458,237	92,822	-0-

5.	Advisory PubCo Charter Proposal: To consider and vote upon, on a non-binding advisory basis, certain governance provisions in the Proposed PubCo Charter, presented separately in accordance with the requirements of the U.S. Securities and Exchange Commission.

FOR ALL	AGAINST ALL	ABSTAIN FROM ALL

2,458,237	92,822	-0-

6.	Advisory Director Election Proposal: To consider and vote upon a proposal to approve, on a non-binding advisory basis, the appointment of five (5) directors who, upon consummation of the Business Combination, will become directors of PubCo, namely Ming-Chia Huang, Ming-Chao Huang, Chih-Hsiang Tang, Chung-Yi Sun and Jung-Te Chang.

FOR ALL	AGAINST ALL	ABSTAIN FROM ALL

2,458,237	92,822	-0-

7.	NTA Amendment Proposal: To consider and vote upon a proposal to amend the Amended and Restated Certificate of Incorporation of the Company (the “Existing Charter”) by the deletion of Section 9.2(a) therein and the substitution in its place of a new Section 9.2(a), and by the removal of certain other references to the “Redemption Limitation”, as is specified in the Certificate of Amendment of the Existing Charter attached as Annex D to the Proxy Statement.

FOR	AGAINST	ABSTAIN

2,551,059	-0-	-0-

Item 8.01. Other Events

In connection with the Special Meeting, holders of 2,029,934 shares of the Class A common stock of the Company that were issued in the Company’s initial public offering submitted requests to exercise their right to redeem such shares for a pro rata portion of the funds in the Company’s trust account. As a result, based upon the foregoing redemption requests, approximately $21.86 million (approximately $10.77 per share) will be removed from the Company’s trust account to pay such holders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 10, 2024	Cetus Capital Acquisition Corp.

	By:	/s/ Chung-Yi Sun
	Name:	Chung-Yi Sun
	Title:	Chief Executive Officer